No.

US$

RADIANT ENERGY CORPORATION
(amalgamated under the laws of Canada)

Series B 8% Redeemable Convertible Subordinated Debenture

Due • ,2006

CUSIP 749931 AC 5

        RADIANT ENERGY CORPORATION (herein called the “Company”) for value received and subject to the provisions of the Trust Indenture (as hereinafter defined) promises to pay to the registered holder hereof, on presentation and surrender of this Debenture, the sum of

U.S. DOLLARS (US$        )

in lawful money of the United States of America on • , 2006 or on such earlier date as the principal hereof may become payable in accordance with the provisions of the Trust Indenture (as hereinafter defined) at the principal office of the Company or as the Company may otherwise designate from time to time, and to pay interest on the principal amount hereof from the date hereof, at the same places, in like money, and at the rate of eight percent (8.0%) per annum, payable semi-annually on • and • in each year commencing • , 2002; and should the Company at; any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money, on the same date.

This Debenture is one of the Series B 8% Redeemable Convertible Subordinated Debentures (herein referred to as the “Debentures”) issued under an Indenture bearing formal date of • , 2001 (herein referred to as the “Trust Indenture”) between the Company, Radiant Aviation Services, Inc. (herein referred to as “RAS”), the wholly-owned subsidiary of the Company, as guarantor, and The Trust Company of Bank of Montreal (herein referred to as the “Trustee”), as Trustee, which Debentures are limited in aggregate principal amount to US$9,351,100 in lawful money of the United States of America. This Debenture is conditioned in its entirety by the Trust Indenture, to which reference is made hereby and copies of which are available for inspection at the principal office of the Trustee in the City of Toronto. All capitalized terms not otherwise defined herein shall bear the meanings ascribed thereto in the Trust Indenture.

This Debenture is an unsecured direct obligation of the Company and is guaranteed by RAS. All Debentures at any time outstanding under the Trust Indenture rank pari passu amongst themselves and the Series A Debentures and 12% Debenture. The payment of the principal of and interest on all Debentures issued under the Trust Indenture ranks junior in priority to the prior payment of Senior Indebtedness. The principal amount hereof may become or be declared due before the stated maturity date on the conditions, in the manner, with the effect and at the times set forth in the Trust Indenture.

The Debentures are issuable in fully registered form only and in denominations of US$100 and integral multiples thereof. This Debenture may only be transferred upon compliance with the conditions prescribed in the Trust Indenture on the register to be kept at the principal transfer office of the Trustee in the City of Toronto or at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Company with the approval of the Trustee may designate. The Company and the Trustee shall not be required to make exchanges, registrations or transfers of Debentures during a period of fifteen (15) business days next preceding an interest payment date.

The Debentures are redeemable by the Company after • , 2003 and prior to maturity, either in whole at any time or in part from time to time, upon and subject to the terms and conditions set forth in the Trust Indenture.

The Company has the right to purchase Debentures at any time and from time to time at any price or prices not exceeding their principal amount, plus interest accrued on the principal amount thereof to the date of purchase and the costs of purchase.

This Debenture is convertible, at the option of the holder hereof, at the principal office of the Trustee in the City of Toronto at any time prior to the close of business on the date of maturity, or the close of business on the last business day prior to any date fixed for redemption of this Debenture, whichever is earlier, into fully paid and non-assessable common shares in the capital of the Company at the basic conversion price of US$0.87 per share, all subject to and upon the terms and conditions and in the manner provided in the Trust Indenture which also makes detailed provision for adjustment of the conversion privilege in the event of the consolidation, subdivision, reorganization or reclassification of such shares so as to preserve proportionately the conversion privilege of the Debentures should any such event occur. The Company is not required to issue fractional shares upon any conversion, but shall make adjustment therefor in cash on the basis of the then current conversion price as provided in the Trust Indenture.

This Debenture shall not become an obligation of the Company until it shall have been certified by the Trustee under the Trust Indenture.

IN WITNESS WHEREOF the Company has caused this Debenture to be signed by its President and Chief Executive Officer and Chief Financial Officer as of the • th day of • , 2001.

RADIANT ENERGY CORPORATION

Per:	Per:

FORM OF TRANSFER

For value received, the undersigned hereby sells, assigns and transfers the within Debenture unto:

(Please print or typewrite name and address of transferee, including postal code)

whose social insurance number, if applicable, is: _______________________________________________

and does hereby irrevocably constitute and appoint ______________________________________________

____________________________________________________________________________________ as attorney, to transfer the said Debenture on the books of the Trustee, with full power of substitution in the premises.

Signature of Registered Holder: ____________________________________________________________
                                    Print Name:

Signature guaranteed by: _______________________________________________________________________

DATED the ________________________________day of _____________ , _______________ .

FORM OF CONVERSION NOTICE

The undersigned hereby elects to convert US$ __________________________ principal amount of the within Debenture. The amount specified above must be US$100 or an integral multiple thereof. The undersigned hereby authorizes and irrevocably directs issuance of certificates for common shares of the Company, new Debentures (for any portion of principal amount of the within Debenture that is not converted) and the cash payment for any accrued and unpaid interest on the principal amount of the within Debenture so converted and for any fractional interest in common shares of the Company to be issued to the registered holder of the within Debenture or to:

(Please print or typewrite name and address of transferee, including postal code)

Social Insurance Number, if applicable: ______________________________________________________

Signature of Registered Holder: ______________________________________________________________
                                    Print Name:

Signature guaranteed by (where applicable): ________________________________________________

DATED the ________________________________day of _____________ , _______________ .

Note: Where common shares of the Company, Debentures or cash are to be issued to a person other than the registered holder of the within Debenture, the registered holder shall be responsible to pay to the Trustee any transfer tax which may be properly payable, and the signature of the registered holder must be guaranteed by a bank, trust company, member of a recognized stock exchange in Canada or by another person satisfactory to the Trustee.

RADIANT ENERGY
CORPORATION

Series B 8%

REDEEMABLE CONVERTIBLE
SUBORDINATED DEBENTURE

Due

• , 2006

Interest payable

• and •

TRUSTEE’S CERTIFICATE

This Debenture is one of the Series B 8%
Redeemable Convertible Subordinated Debentures
issued under the Trust Indenture within mentioned.

THE TRUST COMPANY OF BANK OF MONTREAL
Trustee
Per: __________________________
    Authorized Signing Officer

No writing hereon except by the Registrar)

Date of Registry	In Whose Name Registered	Place of Registry	Signature of Registrar